                                  Exhibit 99.1








                                 March 23, 1998



To the Shareholders of Gateway Bancshares, Inc.:

         You are cordially invited to attend the annual meeting of shareholders of Gateway Bancshares, Inc. (the "Company") to be held at Gateway Bank & Trust, 5102 Alabama Highway, Ringgold, Georgia 30736, on Thursday, April 16, 1998 at 2:00 p.m. The official Notice of the Meeting and the Proxy Statement of management of the Company accompany this letter.

         The principal business of the meeting will be to elect nine persons to serve for a term of one year and to review the operations of the Company and its wholly-owned subsidiary, Gateway Bank & Trust.

         No action can be taken at the meeting unless the holders of a majority of the outstanding shares of Common Stock of the Company are represented, either in person or by proxy. Therefore, whether or not you plan to attend the meeting, please mark, date, and sign the enclosed form of proxy, and return it to the Company in the envelope provided as soon as possible.

                                            Sincerely,



                                            Robert G. Peck
                                            President

                            GATEWAY BANCSHARES, INC.
                              5102 Alabama Highway
                            Ringgold, Georgia 30736
                                 (706) 965-5500



                  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 16, 1998



To the Shareholders of Gateway Bancshares, Inc.:

         Notice is hereby given that the Annual Meeting of Shareholders of Gateway Bancshares, Inc. (the "Company") will be held on Thursday, April 16, 1998, at 2:00 p.m. at Gateway Bank & Trust, 5102 Alabama Highway, Ringgold, Georgia 30736 for the following purposes:


         (1) To elect nine persons to serve as directors for a one-year term; and

         (2) To transact such other business as may properly come before the meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on March 6, 1998, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

         All shareholders are requested to mark, date, sign, and return the enclosed form of proxy as soon as possible. If you attend the meeting and wish to revoke a proxy that you had previously returned, you may do so at any time before the proxy is exercised.


                                 By Order of the Board of Directors,




                                 Robert G. Peck
                                 President


March 23, 1998

                            GATEWAY BANCSHARES, INC.
                              5102 Alabama Highway
                            Ringgold, Georgia 30736
                                 (706) 965-5500


           ----------------------------------------------------------

                    PROXY STATEMENT FOR 1998 ANNUAL MEETING
           ----------------------------------------------------------



                                     VOTING

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Gateway Bancshares, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on Thursday, April 16, 1998, and at any adjournments thereof. In addition to this solicitation by mail, the officers and employees of the Company and its wholly-owned subsidiary, Gateway Bank & Trust (the "Bank"), without additional compensation, may solicit proxies in favor of the Proposal (discussed below), if deemed necessary, by personal contact, letter, telephone or other means of communication. Brokers, nominees and other custodians and fiduciaries will be requested to forward Proxy solicitation material to the beneficial owners of the shares of the Company's common stock, where appropriate, and the Company will reimburse them for their reasonable expenses incurred in connection with such transmittals. The Company will bear the cost of solicitation of proxies for the Annual Meeting.

         This Proxy Statement and the form of proxy are first being mailed to shareholders on or about March 23, 1998. If the enclosed form of proxy is properly executed, returned, and not revoked, it will be voted in accordance with the specifications made by the shareholder. If the form of proxy is signed and returned but specifications are not made, the proxy will be voted FOR the election of the nominees to the Board of Directors.

         Shareholders who sign proxies have the right to revoke them at any time before they are voted by delivering to Robert G. Peck, President of the Company, at the main office of the Company, either an instrument revoking the proxy or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

         The close of business on March 6, 1998 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. As of the close of business on the record date, the authorized common stock, $5.00 par value (the "Common Stock"), of the Company consisted of 10,000,000 shares, with 679,048 shares issued and outstanding. Each issued and outstanding share is entitled to one vote.

         Directors are elected by a plurality of the shares present in person or by proxy and entitled to vote. Only those votes actually cast will be counted for the purpose of determining whether a particular nominee received sufficient votes to be elected. Accordingly, any abstentions and broker non-votes, which occur when a broker submits a proxy card without exercising discretionary voting authority on a non-routine matter, will not be included in vote totals and will not be considered in determining the outcome of the vote.

        Approval of any other matter that may properly come before the Annual Meeting requires the affirmative vote of a majority of shares of Common Stock present in person or by proxy and entitled to vote on such matter. Abstentions will be counted in determining the minimum number of votes required for approval and will, therefore, have the effect of negative votes. Broker non-votes will not be counted as votes for or against approval of any other matter properly brought before the Annual Meeting.


                        DIRECTORS AND EXECUTIVE OFFICERS

                             ELECTION OF DIRECTORS

        The Board recommends that the shareholders elect the nominees identified below as directors. The following table sets forth for each nominee:
(a) his or her name, (b) his or her age at December 31, 1997, (c) how long he or she has been a director of the Company, (d) his or her position(s) with the Company, and (e) his or her principal occupation and recent business experience.

                               DIRECTOR NOMINEES

                                                                                  POSITION WITH THE COMPANY
        NAME (AGE)                             DIRECTOR SINCE                      AND BUSINESS EXPERIENCE
        ----------                             --------------                      -----------------------
Jack Joseph Babb (69)                               1995                           Real Estate Developer;
                                                                              Vice President, Babb Lumber Co.;
                                                                                 President, Townsend Realty

William H. H. Clark (61)                            1995                            State Representative;
                                                                                  Retired Military Officer;
                                                                             President, J.H. Clark Farms, Inc.;
                                                                           President, Ringgold Preservation Corp.

Patricia Yvonne Cochran (41)                        1995                        Business Owner/Administrator,
                                                                            Gingerbread House Child Care Center,
                                                                                 Kids Preparatory Pre-School

Jeanette Wilson Dupree (58)                         1995                         Insurance Agent, State Farm
                                                                                      Insurance Company

James A. Gray, Sr. (57)                             1996                        Automobile Dealer, President
                                                                                      Carco Motor, Inc.


                                                                                  POSITION WITH THE COMPANY
        NAME (AGE)                             DIRECTOR SINCE                      AND BUSINESS EXPERIENCE
        ----------                             --------------                      -----------------------
Harle B. Green(1)(51)                               1995                          Chairman of the Board and
                                                                                   Chief Financial Officer

Walter Lee Jackson (65)                             1995                        Automobile Dealer, President
                                                                               Walter Jackson Chevrolet, Inc.,
                                                                              Jackson Chevrolet-Olds, Geo, Inc.

Ernest Kresch (37)                                  1995                                 Podiatrist

Robert G. Peck (2)(47)                              1996                    President and Chief Executive Officer

------------------

  (1) Mr. Green has served as Chairman of the Board of the Company since its inception in October 1995. Mr. Green retired from full-time banking in 1991. From 1994 through 1995, Mr. Green provided banking consulting services for a bank in Chattanooga, Tennessee.

  (2) Mr. Peck has served as President and Chief Executive Officer of the Company since January 23, 1996. Prior to becoming an officer of the Company, Mr. Peck served as Senior Vice President of a community bank.


                               EXECUTIVE OFFICERS

         The following table sets forth for each executive officer of the
Company: (a) his name, (b) his age at December 31, 1997, (c) how long he has been an officer of the Company, and (d) his positions with the Company and the
Bank:

                                                                              POSITION WITH THE COMPANY
     NAME (AGE)                             OFFICER SINCE                       COMPANY AND THE BANK
     ----------                             -------------                       --------------------
Robert G. Peck (47)                             1996                        President and Chief Executive
                                                                         Officer of the Company and the Bank

Harle B. Green (51)                             1995                       Chairman of the Board and Chief
                                                                        Financial Officer of the Company and
                                                                                      the Bank

Jeffrey R. Hensley (46)                         1997                     Senior Vice President and Assistant
                                                                        Secretary of the Company and the Bank

Boyd M. Steele. (49)                            1996                   Executive Vice President and Secretary
                                                                             of the Company and Bank and
                                                                           Chief Loan Officer of the Bank

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the number of shares of the Company's Common Stock beneficially owned as of March 6, 1998 by (a) each director of the Company, (b) each executive officer, and (c) all executive officers and directors as a group. As of March 6, 1998, the Company did not have any shareholders who beneficially owned more than 5 % of the shares of the Company's outstanding Common Stock. The information shown below is based upon information furnished to the Company by the named persons. Unless otherwise indicated, each person is the record owner and has sole voting and investment power with respect to his or her shares.

         Information relating to beneficial ownership of the Company is based upon "beneficial ownership" concepts set forth in rules promulgated under the Securities Exchange Act of 1934, as amended. Under such rules a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities. A person is also deemed to be a beneficial owner of any security as to which that person has the right to acquire beneficial ownership within sixty (60) days from the record date.

                                                                                              PERCENT
            NAME AND ADDRESS                       NUMBER OF SHARES                          OF CLASS
            ----------------                       ----------------                          --------
(A)      DIRECTORS

Jack Joseph Babb                                       23,100(1)                               3.4%
172 Crestview Circle
P. 0. Box 351
Ringgold, GA 30736

William H. H. Clark                                    10,000(2)                               1.5%
406 Alabama Rd.
Ringgold, GA 30736

Patricia Yvonne Cochran                                 5,000(3)                                .7%
460 Hillcrest Circle
Ringgold, GA 30736

Jeanette Wilson Dupree                                 16,305(4)                               2.4%
8423 Alabama Highway
Ringgold, GA 30736

James A. Gray, Sr.                                     20,000(5)                               2.9%
1309 Ooletwah-Ringgold Rd.
Ringgold, GA 30736

Harle B. Green                                         15,400(6)                               2.3%
8319 Alabama Highway
Ringgold, GA 30736

Walter Lee Jackson                                     22,500(7)                               3.3%
423 Crestview Circle
P. 0. Box 670
Ringgold, GA 30736


                                                                                              PERCENT
            NAME AND ADDRESS                       NUMBER OF SHARES                          OF CLASS
            ----------------                       ----------------                          --------

Ernest Kresch                                          32,500(8)                               4.8%
3216 Three Notch Rd.
Ringgold, GA 30736

Robert G. Peck                                          5,000(9)                                .7%
259 Cannonball Lane
Ringgold, GA 30736

(B)      EXECUTIVE OFFICERS*

Jeffrey R. Hensley                                      3,800(10)                               .6%
109 Pamela Lane
Ringgold, GA 30736

Boyd M.Steele                                           5,000(11)                               .7%
1217 Chapman Road
Ringgold, Georgia 30736

(C)      ALL DIRECTORS AND                            158,605                                 23.4%
EXECUTIVE OFFICERS, AS A GROUP

-------------------------

*        Mr. Green and Mr. Peck are also executive officers of the Company.

(1)      Consists of (a) 7,500 shares owned jointly by Mr. Babb and his spouse,
         (b) 7,500 shares held in an IRA account for Mr. Babb, (c) 7,500 shares owned directly by Mr. Babb's spouse as to which beneficial ownership is shared, and (d) 600 shares held in custodian accounts by Mr. Babb's spouse as to which beneficial ownership is shared.

(2) Consists of 10,000 shares owned directly by Ringgold Mining & Manufacturing Co., Inc. as to which beneficial ownership is shared.

(3)      Consists of 5,000 shares owned jointly by Ms. Cochran and her spouse.

(4) Consists of (a) 1,200 shares owned directly by Ms. Dupree, (b) 9,550 shares owned jointly by Ms. Dupree and her spouse, (c) 2,290 shares held in an IRA account for Ms. Dupree, and (4) 3,265 shares held in an IRA account for Ms. Dupree's spouse as to which beneficial ownership is shared.

(5)      Consists of 20,000 shares owned jointly by Mr. Gray and his spouse.

(6) Consists of (a) 3,300 shares owned jointly by Mr. Green and his spouse, (b) 12,000 shares held is an IRA account for Mr. Green, and
         (c) 100 shares held by Ms. Green as custodian as to which beneficial ownership is shared.

(7) Consists of (a) 16,208 shares owned jointly by Mr. Jackson and his spouse, (b) 4,107 shares held in an IRA account for Mr. Jackson, and
         (c) 2,185 shares held in an IRA account for Mr. Jackson's spouse as to which beneficial ownership is shared.

(8) Consists of (a) 30,500 shares owned directly by Mr. Kresch and (b) 2,000 shares in a Simplified employee Pension Plan for Mr. Kresch as to which beneficial ownership is shared.

(9)       Consists of 5,000 shares held in an IRA account for Mr. Peck.

(10)      Consists of 3,800 shares owned jointly by Mr. Hensley and his spouse.

(11)      Consists of 5,000 shares held in an IRA account for Mr. Steele.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company and the Bank have banking and other business transactions in the ordinary course of business with directors and officers of the Company and the Bank and their affiliates, including members of their families, corporations, partnerships or other organizations in which such directors and officers have a controlling interest, on substantially the same terms (including price, interest rate and collateral) as those prevailing at the same time for comparable transactions with unrelated parties. In the opinion of management, such transactions do not involve more than the normal risk of collectibility or present other unfavorable features to the Company or the Bank.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Company has selected the accounting firm of Hensley, Land & Associates to serve as auditors for the Company for the current year. The firm of Hensley, Land & Associates also served as the Company's auditors since 1996. A representative of the firm is expected to be present at the meeting and will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.


                                 OTHER MATTERS

         The Board of Directors of the Company knows of no other matters that may be brought before the meeting. If, however, any matter other than the election of directors, or matters incidental thereto, should properly come before the meeting, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxyholders.

         If you cannot be present in person, you are requested to complete, sign, date, and return the enclosed proxy promptly. An envelope has been provided for that purpose. No postage is required if mailed in the United States.

March 23, 1998